UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2026

Picard Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2026, Picard Medical, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Quick Capital, LLC, a Wyoming limited liability company (the “Buyer”), an accredited investor, for the issuance and sale of a convertible promissory note in the principal face amount of $555,555.56 (the “Note”) and 80,128 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as origination shares (the “Origination Shares”). The Note was issued with an original issue discount of $55,555.56, resulting in an aggregate funded amount of $500,000.00. The cash consideration delivered to the Company at the closing was $490,000.00, after giving effect to the original issue discount and $10,000.00 withheld and directed for the Buyer’s expenses.

The Note bears a one-time interest charge of twelve percent, or $66,666.67, that is applied on the date of issuance, April 7, 2026 (the “Issue Date”). The Note matures nine (9) months from the Issue Date and shall be repaid in six (6) equal monthly installments of $103,703.70, commencing on July 1, 2026, and continuing on the first day of each month thereafter through December 1, 2026.

Upon the occurrence and during any continuation of any Event of Default (as defined in the Note), the Note shall accrue an interest charge at a rate equal to the lesser of 20% on the principal amount of the Note or the maximum rate of interest under applicable law. Upon the occurrence and during any continuation of an Event of Default, the Note becomes immediately due and payable in an amount equal to 150% of the then outstanding principal, plus accrued and unpaid interest and other amounts owed, subject to a cumulative maximum of 200% of such amounts. In addition, only upon an Event of Default and during any continuation thereof, the Buyer may elect to convert all or any part of the outstanding principal and interest on the Note in fully paid and non-assessable shares of the Company’s Common Stock at a conversion price per share equal to 75% of the lowest trading price of the Common Stock for the ten (10) trading days prior to the date of conversion, subject to a 4.99% beneficial ownership limitation.

The issuance of the Note, the Origination Shares and the shares of Common Stock issuable upon conversion of the Note will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Note, the Origination Shares and the shares of Common Stock, if issued, will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

The Note and the Purchase Agreement contain standard and customary representations and warranties, agreements and obligations, and events of default. The foregoing descriptions of terms and conditions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement and the Note, which are attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 regarding the Note and Purchase Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 regarding the Note and Purchase Agreement is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

So long as the Company have any obligation under this Note, the Company shall not, without the Buyer’s written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Convertible Promissory Note, dated as of April 7, 2026, issued by the Company in favor of the Buyer.
10.1	Securities Purchase Agreement, dated April 7, 2026, by and between the Company and the Buyer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

Dated: April 13, 2026

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